Aston Funds
EXHIBIT TO ITEM 77Q (1) (a)

Copies of any material amendments to the Registrant's charter or by-laws

The following document is included in Registrant's Form 485APOS, dated February 29, 2016 (Accession No. 0001193125-16-482306),
and incorporated by reference herein:

1.	Amended and Restated By-Laws, dated February 18, 2016 of
Aston Funds.